EXHIBIT 99.1

THE WET SEAL, INC.

CORPORATE GOVERNANCE GUIDELINES

(adopted by the Board on April 8, 2008)

Preamble

The Board of Directors (the “Board”) of The Wet Seal, Inc. (the “Company”) has adopted the following corporate governance guidelines for the Company. These guidelines reflect the Board’s commitment to oversee the effectiveness of policy and decision-making both at the Board and management level, with a view to enhancing stockholder value over the long term. The Board believes these guidelines should be an evolving set of corporate governance principles.

The Board will review these guidelines and other aspects of the Company’s governance annually or more often, if deemed necessary, and will make changes to these guidelines when appropriate based on recommendations from the Company’s Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”).

The Board

The Board, which is elected by the Company’s stockholders, oversees the management of the Company and its business. The Board selects the President and Chief Executive Officer who, together with other members of the senior management team, are responsible for operating the Company’s business. The Board also monitors the performance of senior management.

In addition to the foregoing, the primary responsibilities of the Board include:

•	evaluating the performance of the President and Chief Executive Officer;

•	planning for the succession of the President and Chief Executive Officer and other executive officers of the Company;

•	reviewing and overseeing the implementation of the Company’s strategic plans and objectives;

•	overseeing legal and ethical compliance;

•	overseeing the integrity of the Company’s financial statements and the Company’s financial reporting processes;

•	overseeing the Company’s processes for assessing and managing risks;

•	nominating directors, appointing committee members, and shaping effective corporate governance;

•	advising and counseling management regarding significant issues facing the Company; and

•	reviewing and approving significant corporate actions.

The above responsibilities of the Board are performed either by the Board or one or more committees of the Board.

I.	Board Composition

The Company’s By-laws, as amended and/or restated from time to time, provide that the Board shall have not less than three nor more than twelve directors. The Nominating and Corporate Governance Committee periodically reviews the size of the Board, which could be increased or decreased if determined to be appropriate by the Board. For example, it may be desirable to increase the size of the Board in order to accommodate the availability of an outstanding candidate for director.

The Board shall be comprised of a majority of directors who, in the judgment of the Board, qualify as “independent directors” under the listing standards of the NASDAQ Stock Market. The Board shall review annually the relationships that each director has with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).

II.	Membership Criteria

The Nominating and Corporate Governance Committee solicits and receives recommendations for, and reviews the qualifications of, potential director candidates. The Nominating and Corporate Governance Committee recommends to the full Board candidates for election at the annual meeting by the Company’s stockholders and candidates to fill vacancies on the Board.

In evaluating candidates, the Nominating and Corporate Governance Committee considers a number of characteristics, including, but not limited to: (a) integrity, honesty and accountability, with a willingness to express independent thought; (b) successful leadership experience and stature in an individual’s primary field, with a background that demonstrates an understanding of business affairs as well as the complexities of a publicly held company; (c) demonstrated ability to think strategically and make decisions with a forward-looking focus, with the ability to assimilate relevant information on a broad range of topics; (d) being a team player with a demonstrated willingness to ask tough questions in a constructive manner that adds to the decision-making process of the Board; (e) independence and absence of conflicts of interest; (f) the background of the candidate compared to the needs of the various committees of the Board; and (g) ability to devote necessary time to meet director responsibilities.

III.	Tenure

Directors are reelected each year and the Board does not believe it should establish term limits for directors.

IV.	Board Member Commitments

Directors serving on the Board may not sit on more than four public company boards in addition to the Board. The Board may waive this restriction on a case by case basis. When evaluating candidates, the Nominating and Corporate Governance Committee considers the number of other public company boards and other boards (or comparable governing bodies) of which a prospective nominee is a member.

Directors should advise the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board or appointment to serve on an audit committee or compensation committee of another public company board.

V.	Board Committees

The Board currently has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. All of the members of the Audit, Compensation and Nominating and Corporate Governance Committees shall be independent directors. The Board may appoint other standing committees from time to time as the Board deems appropriate.

The Audit Committee appoints and oversees the Company’s relationship with the independent auditor and internal auditor. The Committee also oversees the Company’s financial reporting processes, including the application of accounting and reporting and operating standards to the Company.

The Compensation Committee oversees the Company’s compensation practices and approves its compensation programs and plans. The Committee reviews and approves the compensation of the Company’s executive officers, including the President and Chief Executive Officer.

The Nominating and Corporate Governance Committee recommends candidates to fill Board vacancies and for the slate of directors to be proposed by the Board at the annual meeting of stockholders. The Committee also advises the Board on nominees for President and Chief Executive Officer and other executive officer positions at the Company and executive succession planning. In addition to these duties, the Committee oversees the Company’s corporate governance practices and recommends changes to the Company’s Corporate Governance Guidelines to the Board as appropriate.

Each standing committee operates under a written charter setting forth the committee’s purpose, goals, and responsibilities. Each standing committee reviews the adequacy of its charter annually and recommends changes to the Board as appropriate. Copies of the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on the Company’s website at www.wetsealinc.com.

The Board approves committee assignments. In so doing, the Board considers the desires of individual directors and the recommendations of the Nominating and Corporate Governance Committee.

Committee chairmen determine the frequency of meetings of their respective committees, and, in consultation with the Company’s senior executives, establish meeting times and develop committee agendas. Each committee keeps the full Board apprised of its activities on a regular basis.

The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee have the authority to retain such outside advisors or other experts as they deem necessary or appropriate to assist them in carrying out their responsibilities.

VI.	Director Responsibilities

The basic responsibility of directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its stockholders. In discharging that obligation, directors are entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors.

Directors are expected to attend Board meetings and meetings of committees on which they serve, to ask incisive, probing questions and expect accurate and honest answers, and to spend the time needed and meet as frequently as necessary to discharge their responsibilities.

In the absence of a serious reason, all directors are expected to attend the annual meeting of stockholders.

VII.	Board Access to Senior Management and Outside Advisors

Board members have complete access to the Company’s management. Board member contact with management should be handled in a manner that is not disruptive to the Company’s business operations. Any non-routine written communications emanating from such contact generally should be copied to the President and Chief Executive Officer.

The Board encourages the President and Chief Executive Officer to bring into Board and committee meetings the Company’s executives: (a) to provide additional insight on items being discussed because of their personal involvement in such areas; and/or (b) to provide Board exposure to individuals with outstanding management potential.

The Board has the authority to retain such outside advisors or other experts as it deems necessary or appropriate to assist it in carrying out its responsibilities.

VIII.	Executive Succession Planning

The Board also plans for succession to the position of President and Chief Executive Officer as well as certain other senior management positions. To assist the Board, the President and Chief Executive Officer annually provides the Board with an assessment of senior managers and their respective ability to succeed the President and Chief Executive Officer. The President and Chief Executive Officer also provides the Board with an annual assessment of persons considered potential successors to certain senior management positions.

In the event of the death, resignation, incompetence or incapacity of the President and Chief Executive Officer, the Chairman of the Nominating and Corporate Governance Committee will immediately call a meeting of that committee to recommend to the full Board the selection of a temporary or permanent replacement for such position.

IX.	Evaluation of the President and Chief Executive Officer

The President and Chief Executive Officer reports annually to the Compensation Committee regarding achievement of the preceding year’s corporate goals and objectives relevant to the President and Chief Executive Officer’s compensation. Both objective and subjective criteria are used to evaluate the performance of the President and Chief Executive Officer with respect to the respective corporate goals and objectives, including but not limited to: (a) the Company’s financial performance; (b) accomplishment of the Company’s long-term strategic objectives; and (c) the development of the Company’s top management team. The President and Chief Executive Officer may not attend Board or committee meetings that discuss his or her evaluation.

X.	Board, Committee and Director Evaluations

Each of the Board’s standing committees administers its own self-evaluation and shares the results with the full Board.

XI.	Board Meetings

The Chairman of the Board establishes the agenda for Board meetings. Any Board member may recommend the inclusion of specific agenda items. Subject to the provisions of the Company’s By-Laws, as amended and/or restated from time to time, directors are free to raise subjects at a Board meeting that are not on the agenda for that meeting.

Materials relevant to the Board’s understanding of agenda items are distributed to the Board, in a timely manner, before it meets. In some cases, due to timing or the sensitive nature of an issue, materials are presented only at a meeting.

Individuals, including executive officers, who are not Board members may attend and participate in Board meetings at the invitation of the Chairman of the Board.

XII.	Executive Sessions

The independent directors meet in executive session at least four times each year, or more frequently as circumstances warrant. In the event the Chairman of the Board is not independent, one independent director (on a rotating basis) is chosen to preside at each meeting and keep minutes of the proceedings.

XIII.	Director Compensation

The Compensation Committee periodically reviews the status of director compensation and recommends changes as appropriate to the Board for approval.

Non-management directors may receive cash and/or equity compensation for their services.

Directors who are officers of the Company receive no additional remuneration for serving as a director.

XIV.	Retirement Age; Change in Primary Occupation

The Board does not have a mandatory retirement age for directors.

The Board does not believe that non-employee directors who retire or materially change the position they held when they became a member of the Board should necessarily leave the Board. However, promptly following such event, the director must notify the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will review the continued appropriateness of the affected director remaining on the Board under the circumstances.

XV.	Annual Review of the Guidelines

The Nominating and Corporate Governance Committee is responsible for overseeing the Corporate Governance Guidelines. The Committee reviews the Corporate Governance Guidelines annually and recommends changes to the Board as appropriate.

XVI.	Ownership of the Company’s Equity

It is the policy of the Board that all directors hold a significant equity interest in the Company. Toward this end, each director must own, within three years from his or her election to the Board of Directors, common stock of the Company having a value equivalent to three (3) times the annual cash retainer fee paid to such director (inclusive any committee attendance fees and chairman fees). For continuing directors as of the date of the Corporate Governance Guidelines, such directors shall be required to achieve this level of ownership within three years following the date upon which the guidelines were adopted. The value of the common stock will be measured at the higher of (a) the purchase price, vesting price or historical cost basis or (b) the fair market value of the securities. In the case of restricted shares, the value of the restricted shares for purposes of clause (a) of the foregoing sentence shall be the fair market value of the restricted shares upon the date such shares vest. The shares of common stock that will be included in this calculation shall have no ownership or transfer restrictions other than restrictions arising from applicable securities laws.

The Board recognizes that exceptions to this policy may be necessary or appropriate in individual cases, and may approve such exceptions from time to time as it deems appropriate in the interest of the Company’s stockholders.

XVII.	Director Orientation and Continuing Education

The Nominating and Corporate Governance Committee, with the assistance of the Company, shall provide new directors with a director orientation program to familiarize such directors with, among other things, the Company’s business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business conduct and ethics, corporate governance guidelines, principal officers, internal auditor(s) and independent auditors. In addition, new directors will have the opportunity to visit the Company’s headquarters as well as other locations operated by the Company. The Company will make appropriate opportunities for continuing education available to directors to enable them to maintain the necessary level of expertise to perform their responsibilities as directors.